EXHIBIT 32
CERTIFICATION PURSUANT TO
SECTION 906 of the SARBANES-OXLEY ACT
     The following statement is provided by the undersigned to accompany the Annual Report on Form 10-K for the fiscal year ended June 30, 2011 pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be deemed filed or deemed incorporated by reference into any filing pursuant to any provision of the Securities Exchange Act of 1934 or any other securities law.
     Each of the undersigned certifies that the foregoing Annual Report on Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and that the information contained in this Form 10-K fairly presents, in all material respects, the financial condition and results of operations of DeVry Inc. for the periods reflected therein.

August 26, 2011	/s/ Richard M. Gunst
Senior Vice President and
Chief Financial Officer

/s/ Daniel M. Hamburger
Chief Executive Officer